Exhibit 99.1

Form 4 Joint Filer Information

Name:	FHM V, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	Frazier Healthcare V, LP

Issuer & Ticker Symbol:	Cadence Pharmaceuticals Inc. (CADX)

Date of Event Requiring Statement:	October 30, 2006

FHM V, LP
By: FHM V, LLC, its General Partner

By:/s/ Thomas S. Hodge
Thomas S. Hodge,
Chief Operating Officer

Name:	FHM V, LLC
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	Frazier Healthcare V, LP

Issuer & Ticker Symbol:	Cadence Pharmaceuticals Inc. (CADX)

Date of Event Requiring Statement:	October 30, 2006

FHM V, LLC

By:/s/ Thomas S. Hodge
Thomas S. Hodge,
Chief Operating Officer